UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Ave, 6th Floor East

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on August 9, 2018, Sierra Income Corporation (“Sierra”), Medley Capital Corporation (“MCC”), and Medley Management Inc. (“Medley”) jointly issued a press release announcing the execution of: (i) an Agreement and Plan of Merger (the “MCC Merger Agreement”) by and between MCC and Sierra, pursuant to which MCC will, on the terms and subject to the conditions set forth in the MCC Merger Agreement, merge with and into Sierra, with Sierra as the surviving company in the merger (the “MCC Merger”); and (ii) an Agreement and Plan of Merger (the “MDLY Merger Agreement”) by and among Medley, Sierra, and Sierra Management Inc., a wholly-owned subsidiary of Sierra (“Merger Sub”), pursuant to which Medley will, on the terms and subject to the conditions set forth in the MDLY Merger Agreement, merge with and into Merger Sub, with Merger Sub as the surviving company in the merger (the “MDLY Merger”). As a result of the foregoing, the investment management function relating to the operation of Sierra, as the surviving company, will be internalized. A description of the MCC Merger Agreement and the MDLY Merger Agreement is set forth below and is qualified in its entirety by the full text of the MCC Merger Agreement and the MDLY Merger Agreement, which are attached hereto as Exhibits 2.1 and 2.2, respectively. Subject to certain required approvals and other closing conditions, as described above, the parties anticipate that the MCC Merger and the MDLY Merger will close in the fourth quarter of 2018 or the first quarter of 2019.

The MCC Merger Agreement and the MDLY Merger Agreement contain representations and warranties that Sierra, MCC, and Medley, as applicable, have made as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, neither of the MCC Merger Agreement and the MDLY Merger Agreement is intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the MCC Merger Agreement and the MDLY Merger Agreement were made only for purposes of those agreements and as of specific dates, may be subject to a contractual standard of materiality different from what an investor or a stockholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, and may have been qualified by certain disclosures not reflected in the MCC Merger Agreement and the MDLY Merger Agreement that were made to the other party in connection with the negotiation of the MCC Merger Agreement and the MDLY Merger Agreement and generally were solely for the benefit of the parties to that agreement. Investors or stockholders should read the MCC Merger Agreement and the MDLY Merger Agreement together with the other information concerning Sierra that it files in reports and statements with the Securities and Exchange Commission (the “SEC”).

MCC Merger Agreement

Pursuant to the MCC Merger Agreement, subject to certain conditions described therein, at closing, MCC will merge with and into Sierra, and the separate corporate existence of MCC shall cease. Sierra shall be the surviving company in the MCC Merger and shall continue its existence as a corporation under the laws of the State of Maryland. The MCC Merger will become effective at the time set forth in a certificate of merger to be filed with the Secretary of State of the State of Delaware and articles of merger to be filed with the State Department of Assessments and Taxation for the State of Maryland (the “MCC Merger Effective Time”). Sierra’s board of directors (the “Sierra Board”), including its independent directors, has unanimously approved the MCC Merger Agreement and the transactions contemplated thereunder, including the MCC Merger, upon the terms and subject to the conditions and limitations set forth in the MCC Merger Agreement and resolved to submit the MCC Merger Agreement and the matters described therein to the stockholders of Sierra for their approval at a special meeting of Sierra’s stockholders (the “Sierra Stockholder Meeting”).

In the MCC Merger, each share of common stock, par value $0.001 per share, of MCC (“MCC Common Stock”), other than shares of MCC Common Stock held by MCC, Sierra or their respective wholly-owned subsidiaries, will be exchanged for the right to receive 0.805 shares of common stock, par value $0.001 per share, of Sierra (“Sierra Common Stock” and such ratio, the “Exchange Ratio”); provided that cash will be paid in lieu of fractional shares of Sierra Common Stock issuable in the MCC Merger. It is intended that the MCC Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the MCC Merger Agreement shall constitute a “plan of reorganization” for such purposes.

If, between the date of the MCC Merger Agreement and the MCC Merger Effective Time, the outstanding shares of Sierra Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reclassification, stock dividend, stock split, reverse stock split, or other similar change (excluding sales of Sierra Common Stock, sales of Sierra equity-linked securities, and issuance of Sierra Common Stock pursuant to Sierra’s dividend reinvestment plan or otherwise in lieu of a portion of any cash dividend declared by Sierra), an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

Pursuant to the MCC Merger Agreement, the Sierra Board will review and approve an amendment and restatement of the charter of Sierra (the “Sierra Charter” and, as so amended and restated, the “Amended and Restated Charter”), which Amended and Restated Charter shall be reasonably acceptable to MCC’s board of directors (the “MCC Board”), in order to remove terms inconsistent with, and to add terms advisable to reflect, the publicly traded nature of Sierra, as the surviving company in the MCC Merger, following the MCC Merger Effective Time. Following such approval, the Sierra Board shall submit the Amended and Restated Charter to the stockholders of Sierra for their approval at the Sierra Stockholder Meeting being held to approve the MCC Merger Agreement and related matter. The Sierra Board will review and approve any amendments to, or amendments and restatements of, the bylaws of Sierra (the “Sierra Bylaws”), which shall be reasonably acceptable to the MCC Board, in order to remove terms inconsistent with, and to add terms advisable to reflect, the publicly traded nature of Sierra, as the surviving company in the MCC Merger, following the MCC Merger Effective Time. The Sierra Bylaws, as in effect immediately prior to the MCC Merger Effective Time, shall remain the bylaws of Sierra, as the surviving company, until thereafter amended in accordance with applicable law and the terms of such bylaws.

Under the MCC Merger Agreement, Sierra has agreed to take such actions as may be required by the Sierra Charter and Sierra Bylaws in order to appoint the individuals to serve as directors of Sierra, as the surviving company in the MCC Merger, effective as of the MCC Merger Effective Time, which individuals shall consist of the current independent directors of Sierra, one interested director of Sierra and two independent directors of MCC. The identities of the individuals so appointed shall be reflected in the joint proxy statement/prospectus to be provided to Sierra and MCC stockholders. The officers of Sierra, as the surviving company in the MCC Merger, shall be as designated and appointed by the Sierra Board prior to the MCC Merger Effective Time.

The MCC Merger Agreement contains: (a) representations and warranties from MCC to Sierra, including representations and warranties relating to, among others: corporate organization, capitalization, corporate authority, absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, broker’s fees, absence of certain changes and events, legal proceedings, taxes and tax returns, compliance with applicable law, material contracts, matters relating to MCC’s investments and MCC’s ownership thereof, property, intellectual property, state takeover laws, the fairness opinion received by the special committee of the MCC Board, MCC information to be provided for inclusion in the joint proxy statement/prospectus, insurance, environmental matters, and MCC’s knowledge regarding reorganization and approval matters; (b) representations and warranties from Sierra to MCC, including representations and warranties relating to, among others: corporate organization, capitalization, corporate authority, absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, broker’s fees, absence of certain changes and events, legal proceedings, taxes and tax returns, compliance with applicable law, material contracts, matters relating to Sierra’s investments and ownership thereof, property, intellectual property, state takeover laws, the fairness opinion received by the special committee of the Sierra Board, Sierra information to be provided for inclusion in the joint proxy statement/prospectus, insurance, environmental matters, and Sierra’s knowledge regarding reorganization and approval matters; (c) covenants of MCC, including to the effect that, until the MCC Merger is completed, MCC will, and will cause its subsidiaries to, conduct its business in the ordinary course, use commercially reasonable efforts to maintain and preserve intact MCC’s business organization and advantageous relationships, retain its key officers and employees, take no action that would be reasonably expected to adversely affect or materially delay the ability of MCC to obtain any required governmental approvals or to perform its obligations under the MCC Merger Agreement and to consummate the MCC Merger, and to forbear from taking certain material actions; (d) covenants of Sierra, including to the effect that, until the MCC Merger is completed, Sierra will, and will cause its subsidiaries to, conduct its business in the ordinary course, use commercially reasonable efforts to maintain and preserve intact Sierra’s business organization and advantageous relationships, retain its key officers and employees, and take no action that would be reasonably expected to adversely affect or materially delay the ability of Sierra to obtain any required governmental approvals or to perform its obligations under the MCC Merger Agreement and to consummate the MCC Merger, and forbear from taking certain material actions; (e) mutual covenants to cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the MCC Merger, including, among others, (i) filing a registration statement on Form N-14 (the “Form N-14 Registration Statement”) with the SEC and mailing of a joint proxy statement/prospectus to solicit approval of MCC’s stockholders and Sierra’s stockholders for the MCC Merger and related matters; (ii) if applicable, filing a notification and report form with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, amended (the “HSR Act”); and (iii) submitting an application to the Staff of the Division of Investment Management of the SEC seeking an exemptive order from the SEC granting relief to Sierra, MCC and Medley from Sections 12(d)(3), 57(a) and 60 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and Rule 17d-1 thereunder to the extent necessary to permit the MCC Merger and the MDLY Merger and to permit Sierra to operate as an internally managed business development company following the MCC Merger Effective Time (the “SEC Exemptive Relief”), and (f) certain other covenants, including covenants regarding access to information filing of required periodic reports, seeking MCC and Sierra stockholder approval, limitations on the Sierra Board and the MCC Board changing their recommendation to their respective stockholders, listing of Sierra Common Stock on the New York Stock Exchange (the “NYSE”) and the Tel Aviv Stock Exchange (the “TASE”), post-closing indemnification of officers and directors of MCC, non-solicitation of competing offers from third parties, taking steps necessary for existing indebtedness of MCC and Sierra to remain outstanding and/or be consolidated, the cessation of MCC’s dividend reinvestment plan as it relates to the issuance of MCC Common Stock, the suspension of Sierra’s stock repurchase program, and certain other covenants relating to state takeover statutes, outstanding litigation, waivers of or amendments to the MDLY Merger Agreement and repayment of amounts owed to MCC’s investment adviser as of the MCC Merger Effective Time.

The obligations of the parties to complete the MCC Merger are subject to certain conditions, including: (a) the receipt of Sierra stockholder approval and MCC stockholder approval; (b) the Form N-14 Registration Statement having been declared effective and no stop order suspending the effectiveness of the Form N-14 Registration Statement shall have been issued or threatened; (c) the outstanding Sierra Common Stock, and the Sierra Common Stock to be issued in the MCC Merger and in the MDLY Merger, shall be authorized for listing on the NYSE, subject to official notice of issuance; (d) the SEC Exemptive Relief shall have been granted and be in full force and effect as of the closing date; (e) MCC shall have obtained from the Small Business Administration (“SBA”) such approvals as may be necessary for all the debentures issued by Medley SBIC LP, a wholly-owned subsidiary of MCC, to the SBA to remain outstanding in accordance with their terms following the MCC Merger Effective Time; (f) Sierra shall have made or obtained such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Sierra Common Stock in the MCC Merger; (g) no order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the MCC Merger or any of the other transactions contemplated by the MCC Merger Agreement shall be in effect; (h) any applicable waiting period (and any extension thereof) applicable to the MCC Merger under the HSR Act shall have expired or been terminated; (i) each of the conditions to closing under the MDLY Merger Agreement shall have been satisfied or appropriately waived, and the MDLY Merger shall be consummated simultaneously with the MCC Merger; (j) Sierra and MCC Advisors LLC shall have executed and delivered a new investment advisory agreement, to be effective as of the MCC Merger Effective Time, and such agreement shall have been approved by the Sierra Board and received requisite Sierra stockholder approval, each in accordance with all applicable requirements of Section 15 of the Investment Company Act; (k) each of Sierra and MCC shall have executed termination agreements terminating their respective existing investment management agreements, effective as of the closing date; (l) Sierra or MCC, as the case may be, shall have obtained certain third party consents and approvals relating to joint venture arrangements; (m) certain consents relating private funds and managed accounts shall have been obtained by Medley in connection with the MDLY Merger Agreement; (n) the SEC shall have confirmed in a manner reasonably acceptable to the parties that the equity of the surviving company in the MDLY Merger shall, following the MDLY Merger, be treated as a portfolio investment of Sierra and reflected in Sierra’s consolidated financial statements at fair value for accounting purposes, and that such surviving company’s financial results will not be consolidated into the financial statements of Sierra; (o) there shall be no pending suit, action or proceeding by any governmental entity challenging the MCC Merger and related transactions or seeking to impose significant restrictions on Sierra, as the surviving company; (p) the parties shall have received a legal opinion from Eversheds (US) LLP (or such other counsel as may be reasonably satisfactory to the parties) regarding qualification of the MCC Merger as a reorganization within the meaning of Section 368(a) of the Code; and (q) Seth Taube shall have resigned from the Sierra Board.

In addition to the foregoing mutual conditions to closing, (a) Sierra’s obligation to consummate the MCC Merger is further conditioned upon (i) the accuracy of the representations and warranties of MCC (subject to the interpretive standards set forth in the MCC Merger Agreement), (ii) the performance by MCC, in all material respects, of its covenants and obligations under the MCC Merger Agreement, (iii) MCC shall have delivered to Sierra fully executed copies of all consents and approvals required in order to keep MCC’s existing debt documents (and the amounts outstanding thereunder), other than those relating to MCC’s existing revolving credit facility and term loan, in full force and effect in accordance with their terms as of the date of the MCC Merger Agreement without any breach or violation thereof, and (iv) MCC shall have complied with its obligation to make a final dividend if necessary to comply with applicable tax law, and (b) MCC’s obligation to consummate the MCC Merger is further conditioned upon (i) the accuracy of the representations and warranties of Sierra (subject to the interpretive standards set forth in the MCC Merger Agreement), (ii) the performance by Sierra, in all material respects (or, in the case of Sierra’s obligation to not amend or waive the terms of the MDLY Merger Agreement in a manner adverse to the MCC stockholders, in all respects), of its covenants and obligations under the MCC Merger Agreement, (iii) Sierra shall have suspended all share repurchase programs or offers to repurchase, and (iv) Sierra shall (A) have taken all actions, and executed all documents, reasonably required of Sierra by MCC’s existing debt documents, other than those relating to MCC’s existing revolving credit facility and term loan (which will be consolidated with Sierra’s existing facility), in order to keep the MCC debt documents in full force and effect in accordance with their terms as of the date of the MCC Merger Agreement without any breach or violation thereof and to keep amounts outstanding thereunder immediately after the MCC Merger Effective Time; (B) entered into amended and restated loan documents and taken such other actions as may be required in order to assume the obligations under the MCC revolving loan documents and the MCC term loan documents and to keep such amounts outstanding as of the MCC Merger Effective Time; and (C) Sierra shall have taken all actions, and executed all documents, reasonably required of Sierra in order to keep the indebtedness represented by Sierra’s debt documents outstanding and the Sierra debt documents in full force and effect in accordance with their terms as of the date of the MCC Merger Agreement without any breach or violation thereof.

Sierra and MCC have the right to terminate the MCC Merger Agreement under certain circumstances, including (subject to certain limitations set forth in the MCC Merger Agreement): (a) by mutual written agreement of each party; or (b) by either Sierra or MCC if: (i) any governmental entity whose consent or approval is a condition to closing set forth in Section 8.1 of the MCC Merger Agreement has denied the granting of any such consent or approval and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the MCC Merger Agreement; (ii) the MCC Merger has not closed on or prior to March 31, 2019; (iii) if the requisite approval of Sierra stockholders or MCC stockholders is not obtained at a special meeting of MCC’s stockholders or Sierra Stockholder Meeting at which a vote on the MCC Merger and related transactions is taken; (iv) if the MDLY Merger Agreement is terminated; or (v) there is a material breach of any covenant, agreement, representation or warranty by the other party that is not cured prior to the date of the closing of the MCC Merger, subject to the notice period set forth in the MCC Merger Agreement.

Sierra may also terminate the MCC Merger Agreement in the event (i) the MCC Board has made an adverse recommendation change regarding approval of the MCC Merger and other matters to be voted on by MCC stockholders, (ii) the MCC Board shall have approved or authorized MCC or any of its subsidiaries to enter into an agreement with a third party relating to a merger or other acquisition transaction involving MCC, or (iii) MCC fails to include the MCC Board recommendation in favor of the MCC Merger and related matters in the joint proxy statement/prospectus. Sierra may also terminate the MCC Merger Agreement in the event that, in connection with the receipt by Sierra of a “superior proposal” from a third party, the Sierra Board desires to change its recommendation of the MCC Merger and related matters or desires to accept such superior proposal, in each case subject to certain procedural requirements set forth in the MCC Merger Agreement.

MCC may also terminate the MCC Merger Agreement if (i) the Sierra Board has made an adverse recommendation change regarding approval of the MCC Merger and other matters to be voted on by Sierra stockholders, (ii) the Sierra Board shall have approved or authorized Sierra or any of its subsidiaries to enter into an agreement with a third party relating to a merger or other acquisition transaction involving Sierra, or (iii) Sierra fails to include the Sierra Board recommendation in favor of the MCC Merger and related matters in the joint proxy statement/prospectus. MCC may also terminate the MCC Merger Agreement if, in connection with the receipt by MCC of a “superior proposal” from a third party, the MCC Board desires to change its recommendation of the MCC Merger and related matters or desires to accept such superior proposal, in each case subject to certain procedural requirements set forth in the MCC Merger Agreement.

Under the Merger Agreement, either party may be obligated to pay the other party a termination fee of $6,000,000 in cash (the “MCC Merger Termination Fee”). Generally, those circumstances relate to a party’s right to terminate the MCC Merger Agreement in connection with an “adverse recommendation change” by the Sierra Board or the MCC Board, as applicable, or the acceptance by Sierra or MCC, as applicable, of a superior proposal. In no event will a party have an obligation to pay a MCC Merger Termination Fee more than once.

MDLY Merger Agreement

Pursuant to the MDLY Merger Agreement, subject to certain conditions described therein, at closing, Medley will merge with and into Merger Sub, and the separate corporate existence of Medley shall cease. Merger Sub shall be the surviving company in the MDLY Merger and shall continue its existence as a corporation under the laws of the State of Delaware. The MDLY Merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later date and time as is specified in such certificate of merger (the “MDLY Merger Effective Time”). The Sierra Board, including its independent directors, and Merger Sub’s board of directors each unanimously approved the MDLY Merger Agreement and the transactions contemplated thereunder, including the MDLY Merger, upon the terms and subject to the conditions and limitations set forth in the MDLY Merger Agreement and resolved to submit the MDLY Merger Agreement and the matters described therein to the stockholders of Sierra for their approval at the Sierra Stockholder Meeting.

In the MDLY Merger, each share of Class A Common Stock, par value $0.01 per share, of Medley (“Class A Common Stock”), issued and outstanding immediately prior to the MDLY Merger Effective Time, other than Dissenting Shares (as defined and discussed below) and shares of Class A Common Stock held by Medley, Sierra or their respective wholly-owned subsidiaries, will be exchanged for (i) 0.3836 shares of Sierra Common Stock; provided that cash will be paid in lieu of fractional shares of Sierra Common Stock; plus (ii) cash in an amount equal to $3.44 per share; plus (iii) the First Special Dividend Shortfall (as defined and discussed below), if any and if applicable; plus (iv) the Second Dividend Shortfall (as defined and discussed below), if any and if applicable.

Under the MDLY Merger Agreement, (a) Medley shall cause Medley LLC to declare a dividend to all holders of limited liability company units of Medley LLC (“Medley LLC Units”), including Medley, in an amount equal to the lesser of (i) $0.35 per Medley LLC Unit, and (ii) the maximum dividend per Medley LLC Unit that Medley LLC may make based on its available cash at the time of such declaration of such dividend, and (b) the Medley Board shall declare a dividend to all holders of shares of Class A Common Stock in an amount per share equal to the lesser of (i) $0.35 per share of Class A Common Stock, and (ii) the maximum dividend per share of Class A Common Stock that Medley may make based on its available cash at the time of declaration of such dividend (collectively, the “First Special Dividend”) with the amounts payable in respect of each Unit and each share of Class A Common Stock in all events being equal, and (b) the Medley Board will declare prior to the MDLY Merger Effective Time, and pay after the MDLY Merger Effective Time, a dividend (the “Second Special Dividend”) in an amount equal to the lesser of (i) $0.30 per share of Class A Common Stock and (ii) the maximum dividend per share of Class A Common Stock that Medley may make based on its available cash at the time of declaration of such dividend.

The record date for determining the holders of Medley LLC Units or shares of Class A Common Stock entitled to payment of the First Special Dividend shall be the close of business on the second business day immediately preceding the closing date and the First Special Dividend shall be paid (either by Medley LLC or Medley, but without duplication as to the recipients thereof) on the business day immediately prior to the Closing Date. Holders of Medley restricted stock units will receive dividend equivalent rights with respect to the First Special Dividend in accordance with the terms of the Medley 2014 Omnibus Incentive Plan and the related restricted stock unit award agreements. The record date for determining the holders of shares of Class A Common Stock entitled to payment of the Second Special Dividend shall be the close of business on the business day immediately preceding the Closing Date and the Second Special Dividend shall be payable on the business day immediately following the Closing Date.

In the event the First Special Dividend is less than $0.35 per share, the holders of Medley LLC Units and Class A Common Stock issued and outstanding on the record date for the First Special Dividend and certain Medley restricted stock units issued and outstanding on the payment date for the First Special Dividend (and, in each case, who hold Class A Common Stock issued and outstanding immediately preceding the MDLY Merger Effective Time) shall, as part of the consideration to be paid in the MDLY Merger, be entitled to a cash payment in an amount equal to the difference between $0.35 per share and the actual per-share amount of the First Special Dividend (the “First Special Dividend Shortfall”). In the event the Second Special Dividend is less than $0.30 per share, the holders of Class A Common Stock issued and outstanding on the record date for the Second Special Dividend (and who hold Class A Common Stock immediately preceding the MDLY Merger Effective Time) shall, as part of the consideration to be paid in the MDLY Merger, be entitled to a cash payment in an amount equal to the difference between $0.30 per share and the actual per-share amount of the Second Special Dividend (the “Second Special Dividend Shortfall”). The shares of Sierra Common Stock to be issued in the MDLY Merger, together with the cash to be paid in lieu of fractional shares, the cash payment per share of Class A Common Stock, the First Special Dividend Shortfall (if any) and the Second Special Dividend Shortfall (if any) are referred to collectively as the “MDLY Merger Consideration”.

The net effect of the provisions in the MDLY Merger Agreement and related agreements relating to the First Special Dividend and the Second Special Dividend is that holders of Class A Common Stock will receive $0.65 per share in cash dividends (or additional merger consideration) and the holders of Medley LLC Units, Medley Restricted Units and MDLY RSUs will receive $0.35 per share (or equivalent) in cash dividends dividend equivalents, or additional merger consideration.

Also in the MDLY Merger, each share of Class B common stock, par value $0.01 per share, of Medley (“Class B Common Stock”), other than Dissenting Shares, issued and outstanding immediately prior to the MDLY Merger Effective Time shall be cancelled and shall cease to exist and no MDLY Merger Consideration or other amounts or consideration shall be delivered in exchange therefor.

The MDLY Merger Agreement provides that Medley will take (and will cause Medley LLC to take) all steps necessary to cause all Medley LLC Units held by members of Medley LLC, other than Medley, issued and outstanding immediately prior to the MDLY Merger Effective Time to be converted into shares of Class A Common Stock as of immediately prior to the MDLY Merger Effective Time, pursuant to the existing Exchange Agreement between Medley and the holders of Medley LLC Units (the “Exchange Agreement”). In addition, each restricted Medley LLC Unit outstanding and not previously forfeited (collectively, the “Medley LLC Restricted Units”) shall become fully vested, all restrictions with respect to such Medley LLC Restricted Units shall lapse and the resulting Medley LLC Units shall be exchanged for Class A Common Stock in accordance with the Exchange Agreement immediately prior to the MDLY Merger Effective Time. All Class A Common Stock resulting from the exchange of Medley LLC Units (other than Medley LLC Units that immediately prior to the MDLY Merger Effective Time represented Medley LLC Restricted Units) shall participate in the MDLY Merger on the same terms applicable to all other shares of Class A Common Stock, other than the right to receive the Second Special Dividend or the Second Special Dividend Shortfall.  All Class A Common Stock resulting from the exchange of Medley LLC Units that immediately prior to the MDLY Merger Effective Time represented Medley LLC Restricted Units shall participate in the MDLY Merger on the same terms applicable to all other shares of Class A Common Stock, other than the right to receive the Second Special Dividend or the Second Special Dividend Shortfall.

Also as of the MDLY Merger Effective Time, each restricted stock unit of Medley outstanding and not previously forfeited under the Medley 2014 Omnibus Incentive Plan (collectively, the “MDLY RSUs”), other than MDLY RSUs held by non-management directors of Medley, shall be converted into 0.8532 restricted stock units under an incentive plan to be adopted by Sierra (the “Sierra Incentive Plan”) prior to the MDLY Merger Effective Time (the “Sierra RSUs”). Each Sierra RSU (or portion thereof) into which a MDLY RSU will be converted shall have identical terms as it relates to vesting and forfeiture. In addition, as of immediately prior to the MDLY Merger Effective Time, the restrictions on each MDLY RSU outstanding and not previously forfeited under the Medley 2014 Omnibus Incentive Plan held by non-management directors of Medley shall lapse and the relevant MDLY RSU will be converted into a share of Class A Common Stock that shall participate in the MDLY Merger on the same basis as the other individual holders of shares of Class A Common Stock, except that such shares of Class A Common Stock shall not be entitled to receive the Second Special Dividend or the Second Special Dividend Shortfall.

If, between the date of the MDLY Merger Agreement and the MDLY Merger Effective Time, the outstanding shares of Sierra Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reclassification, stock dividend, stock split, reverse stock split, or other similar change (excluding sales of Sierra Common Stock, sales of Sierra equity-linked securities, and issuance of Sierra Common Stock pursuant to Sierra’s dividend reinvestment plan or otherwise in lieu of a portion of any cash dividend declared by Sierra), an appropriate and proportionate adjustment shall be made to the number of shares of Sierra Common Stock to be issued in the MDLY Merger.It is intended that the MDLY Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code, and that the MDLY Merger Agreement shall constitute a “plan of reorganization” for such purposes.

The Merger Sub certificate of incorporation (the “Merger Sub Charter”) and bylaws (the “Merger Sub Bylaws”), as in effect immediately prior to the MDLY Merger Effective Time, shall remain the certificate of incorporation and bylaws of the surviving company in the MDLY Merger, until thereafter amended in accordance with applicable law and the terms of the Merger Sub Chater or Merger Sub Bylaws. Under the MDLY Merger Agreement, the officers and directors of Merger Sub immediately prior to the MDLY Merger Effective Time shall be the officers and directors the surviving company in the MDLY Merger, from and after the MDLY Merger Effective Time until their respective successors have been duly elected or until their respective death, resignation or removal in accordance with applicable law and the Merger Sub organizational documents.

Promptly following the date of the MDLY Merger Agreement, the Sierra Board will approve the Amended and Restated Charter, which Amended and Restated Charter shall be reasonably acceptable to the Medley Board, including the special committee of the Medley Board, in order to remove terms inconsistent with, and to add terms advisable to reflect, the publicly traded nature of Sierra, as the surviving company in the MCC Merger, following the MDLY Merger Effective Time. Following such approval, the Sierra Board shall submit the Amended and Restated Charter to the stockholders of Sierra for their approval at the Sierra Stockholder Meeting. Following the date of the MDLY Merger Agreement, the Sierra Board will review and approve any amendments to, or amendments and restatements of, the Sierra Bylaws, which shall be reasonably acceptable to the Medley Board, including the special committee of the Medley Board, in order to remove terms inconsistent with, and to add terms advisable to reflect, the publicly traded nature of Sierra, as the surviving company in the MCC Merger, following the MDLY Merger Effective Time. The Sierra Bylaws, as in effect immediately prior to the MDLY Merger Effective Time, shall remain the bylaws of Sierra, as the surviving company in the MCC Merger, until thereafter amended in accordance with applicable law and the terms of such bylaws.

Shares of Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the MDLY Merger Effective Time that are held by a holder who has not voted in favor of the MDLY Merger or consented thereto in writing and properly demands appraisal rights of such shares pursuant to, and who is complying in all respects with, the provisions of Section 262 of the Delaware General Corporation Law (the “DGCL” and such shares, the “Dissenting Shares”), until such time as such holder effectively withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares (at which time such shares shall cease to be Dissenting Shares), shall not be converted into or represent the right to receive the MDLY Merger Consideration, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares (and at the MDLY Merger Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or otherwise lost such holder’s right to appraisal under the DGCL. If any Dissenting Shares shall lose their status as such (by the holder thereof effectively withdrawing, failing to perfect, or otherwise losing such holder’s appraisal rights under the DGCL with respect to such shares), then, as of the later of the MDLY Merger Effective Time or the date of loss of such status, such shares shall thereupon be deemed to have been converted as of the MDLY Merger Effective Time into the right to receive the applicable MDLY Merger Consideration, without interest, and shall not thereafter be deemed to be Dissenting Shares.

The MDLY Merger Agreement contains: (a) representations and warranties from Medley to Sierra, including representations and warranties relating to, among others: corporate organization, capitalization, corporate authority, absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, broker’s fees, absence of certain changes and events, legal proceedings, taxes and tax returns, compliance with applicable law, material contracts, property, intellectual property, state takeover laws, the fairness opinion received by the special committee of the Medley Board and the fairness opinion received by the Medley Board, Medley information to be provided for inclusion in the joint proxy statement/prospectus, insurance, environmental matters, employee benefit plans, other employment matters, related party transactions, investment advisor matters, and broker dealer matters; (b) representations and warranties from Sierra to Medley, including representations and warranties relating to, among others: corporate organization, capitalization, corporate authority, absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, broker’s fees, absence of certain changes and events, legal proceedings, taxes and tax returns, compliance with applicable law, material contracts, matters relating to Sierra’s investments and ownership thereof, property, intellectual property, state takeover laws, the fairness opinion received by the special committee of the Sierra Board, Sierra information to be provided for inclusion in the joint proxy statement/prospectus, insurance, environmental matters, absence of financing condition and Section 15(f) of the Investment Company Act of 1940; (c) covenants of Medley, including covenants to the effect that, prior to the MDLY Merger Effective Time or the earlier termination of the MDLY Merger Agreement, Medley will, and will cause its subsidiaries to, conduct its business in the ordinary course, use commercially reasonable efforts to maintain and preserve intact Medley’s business organization and relationships and retain its key officers and key employees, to take no action that is intended to or would be reasonably expected to adversely affect or materially delay the ability of Medley or Sierra to obtain any required governmental approvals required for the transactions contemplated by the MDLY Merger Agreement or to perform its obligations under the MDLY Merger Agreement or to consummate the MDLY Merger, and to forbear from taking certain material actions without the prior written consent of Sierra; (d) covenants of Sierra, including covenants to the effect that, prior to the MDLY Merger Effective Time or the earlier termination of the MDLY Merger Agreement, Sierra will, and will cause its subsidiaries to, conduct its business in the ordinary course, use commercially reasonable efforts to maintain and preserve intact Sierra’s business organization and relationships and retain its key officers and key employees, and to take no action that would be reasonably expected to adversely affect or materially delay the ability of Sierra or Medley to obtain any required governmental approvals required for the transactions contemplated by the MDLY Merger Agreement or to perform its obligations under the MDLY Merger Agreement or to consummate the MDLY Merger, and to forbear from taking certain material actions without the prior written consent of Medley; (e) mutual covenants cooperate with each other and to use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the MDLY Merger, including, among others; (i) filing the the Form N-14 Registration Statement and a Schedule 13E-3 with the SEC and mail a joint proxy statement/prospectus to solicit approval of Medley’s stockholders and Sierra’s stockholders for the MDLY Merger and related matters; (ii) if applicable, filing a notification and report form with the FTC and the DOJ as required by the HSR Act and cooperating and coordinating in connection therewith and supplying requested information and taking such other actions reasonably necessary to cause the expiration or termination of any applicable waiting period under the HSR Act applicable to the Merger as soon as practicable; and (iii) submitting an application to the Staff of the Division of Investment Management of the SEC seeking the SEC Exemptive Relief; and (f) certain other covenants, including covenants regarding access to information, filing of periodic reports, seeking Medley and Sierra stockholder approval, seeking approval of listing of Sierra Common Stock (including shares of Sierra Common Stock to be issued in the MDLY Merger and the MCC Merger) on the NYSE and the Tel Aviv Stock Exchange, conversion of Medley LLC Units to Class A Common Stock, post-closing indemnification of officers and directors of MDLY and acquiring directors’ and officers’ insurance, taking actions to cause dispositions of Class A Common Stock (or conversion of related derivative securities) in connection with the MDLY Merger to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, to the extent permitted thereunder, non-solicitation of competing offers from third parties and restrictions on changing board recommendations relating to the Merger and related matters, subject to specified exceptions, , taking steps necessary to terminate or continue existing indebtedness of Medley, and certain other covenants relating to state takeover statutes, litigation, compliance with Section 15(f) of the Investment Company Act, entering into employment agreements with specified executives and adoption of the Sierra Incentive Plan prior to closing, waivers of, or amendments to, the MCC Merger Agreement and repayment of amounts owed to Sierra’s investment adviser.

The obligations of the parties to complete the MDLY Merger are subject to certain conditions, including: (a) the receipt of the affirmative vote of the holders of a majority of the outstanding shares of Sierra Common Stock entitled to vote at the meeting at which the Merger and related matters are voted upon, and receipt of theaffirmative vote of the holders of a majority of the voting power of the outstanding shares of Medley Common Stock entitled to vote at the meeting at which the Merger and related matters are voted upon ; (b) the Form N-14 Registration Statement having been declared effective and no stop order suspending the effectiveness of the Form N-14 Registration Statement shall have been issued and no proceeding therefor initiated or threatened by the SEC; (c) the outstanding Sierra Common Stock and the Sierra Common Stock to be issued in the MDLY Merger and in the MCC Merger shall be authorized for listing on the NYSE, subject to official notice of issuance; (d) the SEC Exemptive Relief shall have been granted and be in full force and effect as of the closing date; (e) Sierra shall have made or obtained such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Sierra Common Stock in the MDLY Merger; (f) no order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the MDLY Merger or any of the other transactions contemplated by the MDLY Merger Agreement shall be in effect; (g) any applicable waiting period (and any extension thereof) applicable to the MDLY Merger under the HSR Act shall have expired or been terminated; (h) on (and not sooner than) the Closing Date, all issued and outstanding Medley LLC Units (including Medley LLC Restricted Units that have vested) other than Medley LLC Units held by Medley, shall have been converted into Class A Common Stock in accordance with the exchange agreement in effect between Medley and the holders of Medley LLC Units ; (i) the agreement providing for the termination of the existing tax receivable agreement (described below) shall have been executed and be in full force and effect; (j) each of the conditions to closing under the MCC Merger Agreement shall have been satisfied or appropriately waived, and the MCC Merger shall be consummated simultaneously with the MDLY Merger; (k) Medley shall have obtained written consents to the continuation, following the MDLY Merger Effective Time, of the advisory relationship with private funds and managed accounts representing sixty-five percent (65%) of Medley’s total revenues from private funds and managed accounts for the 12-month period ended as of June 30, 2018; (l) the SEC shall have confirmed in a manner reasonably acceptable to the parties that the equity of the surviving company in the MDLY Merger shall, following the MDLY Merger, be treated as a portfolio investment of Sierra and reflected in Sierra’s consolidated financial statements at fair value for accounting purposes, and that such surviving company’s financial results will not be consolidated into the financial statements of Sierra; (m) there shall be no pending suit, action or proceeding by any governmental entity (i) challenging the acquisition by Sierra of any Medley common stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by the MDLY Merger Agreement or seeking to obtain from Medley or Sierra any damages that are material in relation to Medley and its subsidiaries taken as a whole, or (ii) seeking to prohibit Sierra or any of its subsidiaries from effectively controlling in any material respect the business or operations of Medley or its subsidiaries; and (o) the parties shall have received Eversheds Sutherland (US) LLP (or such other counsel as may be reasonably satisfactory to the parties) a legal opinion, dated as of the closing date, regarding qualification of the MDLY Merger as a reorganization within the meaning of Section 368(a) of the Code.

In addition to the foregoing mutual conditions to closing, (a) Sierra’s obligation to consummate the MDLY Merger are further conditioned upon (i) the accuracy of the representations and warranties of Medley (subject to the interpretive standards set forth in the MDLY Merger Agreement), (ii) the performance by Medley, in all material respects, of its obligations under the MDLY Merger Agreement, (iii) Medley shall have delivered to Sierra fully executed copies of all consents and approvals required under Medley LLC’s existing debt documents, other than those relating to Medley’s credit facility with City National Bank (which shall be terminated at closing), in order to keep the indebtedness outstanding thereunder and such debt documents in full force and effect in accordance with their terms as of the date of the MDLY Merger Agreement without any breach or violation thereof, and (iv) specified executives shall have entered into employment agreements, effective at the MDLY Merger Effective Time, on terms set forth in the MDLY Merger Agreement, and (b) Medley’s obligation to consummate the MDLY Merger are further conditioned upon (i) the accuracy of the representations and warranties of Sierra (subject to the interpretive standards set forth in the MDLY Merger Agreement), (ii) the performance by Sierra, in all material respects (or, in the case of Sierra’s obligation to not amend or waive the terms of the MDLY Merger Agreement in a manner adverse to the MCC stockholders, in all respects), of its obligations under the MDLY Merger Agreement, and (iii) Sierra shall (A) have taken all actions, and executed all documents, reasonably required of Sierra by the holders of indebtedness under Medley LLC’s existing debt documents, other than those relating to Medley LLC’s credit facility with City National Bank, in order to keep such indebtedness outstanding and such debt documents in full force and effect in accordance with their terms as of the date of the MDLY Merger Agreement without any breach or violation thereof and to keep amounts outstanding thereunder immediately after the MDLY Merger Effective Time; and (B) have taken all actions, and executed all documents, reasonably required of Sierra in order to keep the indebtedness represented by Sierra’s debt documents outstanding and the Sierra debt documents in full force and effect in accordance with their terms as of the date of the MDLY Merger Agreement without any breach or violation thereof.

Sierra and Medley have the right to terminate the MDLY Merger Agreement under certain circumstances, including (a) by mutual written agreement of each party; or (b) by either Sierra or Medley if: (i) any governmental entity whose consent or approval is a condition to closing set forth in Section 8.1 of the MDLY Merger Agreement has denied the granting of any such consent or approval and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the MDLY Merger Agreement; (ii) the MDLY Merger has not closed on or prior to March 31, 2019 (provided that the failure of the MDLY Merger to close by such date is not due to the failure of the party seeking to terminate the MDLY Merger Agreement to comply with its obligations thereunder and provided that the party seeking to terminate the MDLY Merger Agreement is not then in material breach of any representation, warranty, covenant or other agreement and such breach has caused or resulted in the failure of the closing to occur by such date); (iii) if the requisite approval of Sierra stockholders or Medley stockholders is not obtained at a meeting at which a vote on the MDLY Merger and related transactions is taken, (iv) if the MCC Merger Agreement is terminated; or (v) there is a breach of any covenants, agreements, representations or warranties by the other party that would result in a failure of certain closing conditions and is not cured within thirty days following written notice thereof or by its nature cannot be cured within such time period.

Sierra may also terminate the MDLY Merger Agreement in the event (i) the Medley Board has made an adverse recommendation change prior to receipt of the requisite approval of the Medley stockholders (and such termination occurs within 10 business days of such adverse recommendation change), (ii) the Medley Board shall have approved or authorized Medley or any of its subsidiaries to enter into an agreement with a third party relating to certain mergers or other acquisition transactions involving Medley, or (iii) Medley fails to include the Medley Board recommendation in favor of the MDLY Merger and related matters in the joint proxy statement/prospectus. Sierra may also terminate the MDLY Merger Agreement in the event the Sierra Board changes its recommendation of the MDLY Merger and related matters or to accept a “superior proposal” from a third party, in each case subject to certain procedural requirements set forth in the MDLY Merger Agreement.

Medley may also terminate the MDLY Merger Agreement in the event (i) the Sierra Board has made an adverse recommendation change prior to receipt of the requisite approval of the Sierra stockholders (and such termination occurs within 10 business days of such adverse recommendation change), (ii) the Sierra Board shall have approved or authorized Sierra or any of its subsidiaries to enter into an agreement with a third party relating to certain mergers or other acquisition transactions involving Sierra, or (iii) Sierra fails to include the Sierra Board recommendation in favor of the MDLY Merger and related matters in the joint proxy statement/prospectus. Medley may also terminate the MDLY Merger Agreement in the event Medley’s board of directors changes its recommendation of the MDLY Merger and related matters or to accept a “superior proposal” from a third party, in each case subject to certain procedural requirements set forth in the MDLY Merger Agreement.

In certain circumstances, either party may be obligated to pay the other party a termination fee of $5,350,000 in cash (the “MDLY Merger Termination Fee”). Generally, those circumstances relate to a party’s right to terminate the MDLY Merger Agreement in connection with an “adverse recommendation change” by the Sierra Board or the Medley Board, as applicable, and the acceptance by Sierra or Medley, as applicable, of a superior proposal. In addition, either party may be obligated to pay the MDLY Merger Termination Fee if the MDLY Merger Agreement is terminated because the stockholders of such party vote on, but do not approve, the MDLY Merger and related matters and thereafter such party (i.e., whichever party’s stockholders did not approve the MDLY Merger and related matters) consummates a significant corporate transaction with a third party within 12 months of such termination, subject to the conditions described in the MDLY Merger Agreement regarding receipt of a competing proposal from a third party prior to such stockholder meeting and the consummation of the subsequent transaction with such third party. In no event will a party have an obligation to pay a MDLY Merger Termination Fee more than once.

In connection with the MDLY Merger Agreement, Medley, Medley LLC, Medley Group LLC, the holders of Medley LLC Units and Sierra entered into a Termination, Waiver and Lockup Agreement pursuant to which the relevant parties agreed that (i) the existing tax receivable agreement between Medley and holders of Medley LLC Units (other than Medley) will be terminated, effective as of the MDLY Merger Effective Time; (ii) the existing registration rights agreement between Medley, Medley Group LLC and holders of Medley LLC Units (other than Medley) will be terminated, effective as of the MDLY Merger Effective Time; (iii) the holders of Medley LLC Units (other than Medley) and waived any right they may have to sell or exchange Medley LLC Units except as contemplated by the MDLY Merger Agreement, (iv) holders of Medley LLC Units agreed to not sell the shares of Sierra Common Stock to be received by them in connection with the MDLY Merger for one year from the MDLY Merger Effective Date, subject to certain exceptions specified therein, and (v) the parties agreed to mutual releases with respect to the exchange agreement, tax receivable agreement and the registration rights agreement.

In addition, also in connection with the MDLY Merger Agreement, parties to existing Unit Award Agreements relating to Medley LLC Restricted Units entered into amendments of such agreements in order to reflect provisions in such agreements that are consistent with the treatment set forth in the MDLY Merger Agreement.

Item 8.01	Other Events.

In connection with the proposed mergers described herein, the Sierra Board has ended Sierra’s share repurchase program.

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No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the proposed transactions, Sierra intends to file with the SEC and mail to its stockholders a Registration Statement on Form N-14 that will include a proxy statement and that also will constitute a prospectus of Sierra, and MCC and Medley intend to file with the SEC and mail to their respective stockholders a proxy statement on Schedule 14A (collectively, the “Joint Proxy Statement/Prospectus”). The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Sierra, MCC, and Medley, respectively. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SIERRA, MCC, AND MEDLEY, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. When available, investors and security holders will be able to obtain the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Sierra, MCC, and Medley, free of charge, from the SEC’s web site at www.sec.gov and from Sierra’s website (www.sierraincomecorp.com), MCC’s website (www.medleycapitalcorp.com), or Medley’s website (www.mdly.com). Investors and security holders may also obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Sierra, MCC, or Medley by contacting Sam Anderson, Medley’s Investor Relations contact, at 212-759-0777.

Participants in the Potential Solicitation

Sierra, MCC, and Medley and their respective directors, executive officers, other members of their management, employees and other persons may be deemed to be participants in the anticipated solicitation of proxies in connection with the proposed transactions. Information regarding Sierra’s directors and executive officers is available in its definitive proxy statement for its 2018 annual meeting of stockholders filed with the SEC on March 14, 2018 (the “Sierra 2018 Proxy Statement”). Information regarding MCC’s directors and executive officers is available in its definitive proxy statement for its 2018 annual meeting of stockholders filed with the SEC on December 21, 2017 (the “MCC 2018 Proxy Statement”). Information regarding Medley’s directors and executive officers is available in its annual report for the year ended December 31, 2017 on Form 10-K filed with the SEC on March 29, 2018 (the “Medley 2017 10-K”). To the extent holdings of securities by such directors or executive officers have changed since the amounts disclosed in the Sierra 2018 Proxy Statement, the MCC 2018 Proxy Statement, and the Medley 2017 Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed by such directors or executive officers, as the case may be, with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Prospectus when such documents become available and in other relevant materials to be filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transactions. Such forward-looking statements reflect current views with respect to future events and financial performance, and each of Sierra, MCC and Medley may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Because forward-looking statements, such as the date that the parties expect the proposed transactions to be completed and the expectation that the proposed transactions will provide improved liquidity for Sierra, MCC, and Medley stockholders and will be accretive to net investment income for both Sierra and MCC, include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in each of Sierra’s, MCC’s and Medley’s filings with the SEC, and (i) the satisfaction or waiver of closing conditions relating to the proposed transactions described herein, including, but not limited to, the requisite approvals of the stockholders of each of Sierra, MCC, and Medley; Sierra successfully taking all actions reasonably required with respect to certain outstanding indebtedness of MCC and Medley to prevent any material adverse effect relating thereto; certain required approvals of the SEC and the Small Business Administration, the necessary consents of certain third-party advisory clients of Medley; and any applicable waiting period (and any extension thereof) applicable to the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, (ii) the parties’ ability to successfully consummate the proposed transactions, and the timing thereof, and (iii) the possibility that competing offers or acquisition proposals related to the proposed transactions will be made and, if made, could be successful. Additional risks and uncertainties specific to Sierra, MCC and Medley include, but are not limited to, (i) the costs and expenses that Sierra, MCC and Medley have, and may incur, in connection with the proposed transactions (whether or not they are consummated), (ii) the impact that any litigation relating to the proposed transactions may have on any of Sierra, MCC and Medley, (iii) that projections with respect to dividends may prove to be incorrect, (iv) Sierra’s ability to invest our portfolio of cash in a timely manner following the closing of the proposed transactions, (v) the market performance of the combined portfolio, (vi) the ability of portfolio companies to pay interest and principal in the future; (vii) the ability of Medley to grow its fee earning assets under management; (viii) whether Sierra, as the surviving company, will trade with more volume and perform better than MCC and Medley prior to the proposed transactions;  and (ix) negative effects of entering into the proposed transactions on the trading volume and market price of the MCC’s or Medley’s common stock.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that will be included in the Joint Proxy Statement/Prospectus relating to the proposed transactions, and in the “Risk Factors” sections of each of Sierra’s, MCC’s and Medley’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward- looking statements in this press release represent Sierra’s, MCC’s and Medley’s views as of the date of hereof. Sierra, MCC and Medley anticipate that subsequent events and developments will cause their views to change. However, while they may elect to update these forward-looking statements at some point in the future, none of Sierra, MCC or Medley have the current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Sierra’s, MCC’s or Medley’s views as of any date subsequent to the date of this material.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 9, 2018, by and between Medley Capital Corporation and Sierra Income Corporation
2.2	Agreement and Plan of Merger, dated as of August 9, 2018, by and among Medley Management Inc., Sierra Income Corporation and Sierra Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2018		SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer